As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. 333-120854

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	35-2145715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Monument Circle
Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

WellPoint 401(k) Retirement Savings Plan (the “Prior WHN 401(k) Plan”)

(Full title of the plan)

Angela F. Braly, Esq.

Executive Vice President, General Counsel and Chief Public Affairs Officer

WellPoint, Inc.

120 Monument Circle

Indianapolis, Indiana 46204

(Name and address of agent for service)

(317) 488-6000

(Telephone number, including area code, of agent for service)

Copy to:

Christine Graffis Long

Baker & Daniels LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

EXPLANATORY STATEMENT

This post-effective amendment to the registration statement on Form S-8 (Registration No. 333-120854) (the “Registration Statement”) is being filed by WellPoint, Inc. (“WellPoint”) to deregister shares of its common stock previously registered under the Registration Statement and reserved for issuance under the WellPoint 401(k) Retirement Savings Plan (Generally effective January 1, 2002 (as amended)) (the “Prior WHN 401(k) Plan”). Under the Registration Statement an aggregate of 4,744,760(1) shares and an indeterminate amount of plan interests were registered for issuance under the Prior WHN 401(k) Plan.

Effective December 31, 2005, the Prior WHN 401(k) Plan was merged into the WellPoint 401(k) Retirement Savings Plan, which prior to January 1, 2006 was known as the Anthem 401(k) Long Term Savings Investment Plan, and the Prior WHN 401(k) Plan ceased to exist. As of the date hereof, 4,158,074 shares of WellPoint common stock and an indeterminate amount of plan interests registered under the Registration Statement remain unissued under the Prior WHN 401(k) Plan.

Therefore, in accordance with an undertaking made by WellPoint in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of WellPoint’s common stock which remain unsold at the termination of the offering, WellPoint hereby deregisters 4,158,074 shares of WellPoint common stock and an indeterminate amount of plan interests previously registered under the Registration Statement.

(1)	As adjusted for a 2-for-1 stock split on May 31, 2005.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 28, 2006.

WELLPOINT, INC.

By:	/s/ Larry C. Glasscock
Larry C. Glasscock
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby authorizes each of Angela F. Braly, Kathleen S. Kiefer and Nancy L. Purcell, with full power of substitution, to execute in the name and on behalf of such person any amendment to this registration statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the Registrant deems appropriate, and appoints Angela F. Braly, Kathleen S. Kiefer and Nancy L. Purcell, or any of them, each with full power of substitution, attorney-in-fact to sign any amendment to this registration statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities and on the dates indicated.

Signature	Title	Date
/s/ Larry C. Glasscock Larry C. Glasscock	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 28, 2006

/s/ David C. Colby David C. Colby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 28, 2006

Signature	Title	Date
/s/ Wayne S. DeVeydt Wayne S. DeVeydt	Senior Vice President and Chief Accounting Officer (Chief Accounting Officer)	June 28, 2006

/s/ Lenox D. Baker, Jr., M.D.* Lenox D. Baker, Jr., M.D.	Director	June 28, 2006

/s/ Susan B. Bayh* Susan B. Bayh	Director	June 28, 2006

/s/ Sheila P. Burke* Sheila P. Burke	Director	June 28, 2006

/s/ William H. T. Bush* William H. T. Bush	Director	June 28, 2006

/s/ Julie A. Hill* Julie A. Hill	Director	June 28, 2006

/s/ Warren Y. Jobe* Warren Y. Jobe	Director	June 28, 2006

/s/ Victor S. Liss* Victor S. Liss	Director	June 28, 2006

/s/ William G. Mays* William G. Mays	Director	June 28, 2006

/s/ Ramiro G. Peru* Ramiro G. Peru	Director	June 28, 2006

/s/ Jane G. Pisano* Jane G. Pisano	Director	June 28, 2006

/s/ Senator Donald W. Riegle, Jr.* Senator Donald W. Riegle, Jr.	Director	June 28, 2006

/s/ William J. Ryan* William J. Ryan	Director	June 28, 2006

/s/ George A. Schaefer, Jr.* George A. Schaefer, Jr.	Director	June 28, 2006

/s/ Jackie M. Ward* Jackie M. Ward	Director	June 28, 2006

Signature	Title	Date
John E. Zuccotti	Director	June , 2006

*By:	/s/ Larry C. Glasscock
Larry C. Glasscock Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 28, 2006.

WELLPOINT, INC. 401(K) RETIREMENT SAVINGS PLAN (f/k/a Anthem 401(k) Long Term Savings Investment Plan), Successor by Plan Merger to the Prior WHN 401(k) Plan

By:	/s/ Randy Brown
Randy Brown
Chairman of the Pension Committee of
Anthem Insurance Companies, Inc.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
24	Powers of Attorney (included on the Signature Page of this registration statement).